Exhibit 99.1

FirstEnergy Corp.	For Release: March 11, 2011
76 South Main Street
Akron, Ohio 44308
www.firstenergycorp.com

News Media Contact:	Investor Contact:
Ellen Raines	Ron Seeholzer
(330) 384-5808	(330) 384-5415

FirstEnergy Enters into Definitive Agreement on
Sale of Fremont Energy Center

Akron, Ohio – FirstEnergy Corp. (NYSE: FE) today entered into a definitive agreement to sell the Fremont Energy Center in Fremont, Ohio, to American Municipal Power, Inc. (AMP).  Under terms of the agreement, the facility would be purchased by AMP for approximately $485 million, based on 685 megawatts (MW) of output.  The transaction would close on or about July 1, 2011.  The companies signed a Memorandum of Understanding (MOU) for the transaction in February 2011.

                The Fremont Energy Center, a natural gas combined cycle generation plant owned by FirstEnergy subsidiary, FirstEnergy Generation Corp., is currently under construction and scheduled to be complete in 2011.  The plant includes two natural gas turbines and a steam turbine capable of producing 544 MW of load-following capacity and 163 MW of peaking capacity.

The purchase price would be incrementally increased, not to exceed $16 million, to reflect additional output and transmission export capacity up to its nameplate capacity of 707 MW.  In addition, AMP would reimburse FirstEnergy for construction costs incurred between February 1, 2011, and the closing date, if the transaction is completed.  These costs would not exceed $25.3 million.

 FirstEnergy acquired the partially complete plant in January 2008 from Calpine Corporation in that company’s bankruptcy proceeding.     The sale of Fremont to AMP is
consistent with FirstEnergy’s current efforts to divest non-strategic assets and use the proceeds to provide the company with additional financial strength and flexibility.

FirstEnergy is a diversified energy company dedicated to safety, reliability and operational excellence.  Its ten electric distribution companies comprise the nation’s largest investor-owned electric system.  Its diverse generating fleet features non-emitting nuclear, scrubbed baseload coal, natural gas, and pumped-storage hydro and other renewables, and has a total generating capacity of approximately 24,000 megawatts.

Forward-Looking Statements: This news release includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management’s intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “believe,” “estimate” and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual results may differ materially due to the speed and nature of increased competition in the electric utility industry, the impact of the regulatory process on the pending matters in the various states in which we do business including, but not limited to, matters related to rates, the status of the Potomac-Appalachian Transmission Highline (PATH) project in light of PJM Interconnection, LLC’s efforts to determine whether the need for PATH should be re-evaluated and the related suspension of work on the project, PATH’s rate of recovery at FERC, business and regulatory impacts from American Transmission Systems, Incorporated’s realignment into PJM Interconnection, LLC, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices and availability, financial derivative reforms that could increase our liquidity needs and collateral costs, replacement power costs being higher than anticipated or inadequately hedged, the continued ability of FirstEnergy’s regulated utilities to collect transition and other costs, operation and maintenance costs being higher than anticipated, other legislative and regulatory changes, and revised environmental requirements, including possible greenhouse gas emission and coal combustion residual regulations, the potential impacts of any laws, rules or regulations that ultimately replace the Clean Air Interstate Rules, the uncertainty of the timing and amounts of the capital expenditures needed to complete, among other things,  the PATH project as a result of its current suspension status, the uncertainty of the timing and amounts of the capital expenditures needed to resolve any New Source Review litigation or other potential similar regulatory initiatives or rulemakings (including that such expenditures could result in our decision to shut down or idle certain generating units), adverse regulatory or legal decisions and outcomes (including, but not limited to, the revocation of necessary licenses or operating permits and oversight by the Nuclear Regulatory Commission), adverse legal decisions and outcomes related to Metropolitan Edison Company’s and Pennsylvania Electric Company’s transmission service charge appeal at the Commonwealth Court of Pennsylvania, any impact resulting from the receipt by Signal Peak of the Department of Labor’s notice of a potential pattern of violations at Bull Mountain Mine No. 1, the continuing availability of generating units and their ability to operate at or near full capacity, the ability to comply with applicable state and federal reliability standards and energy efficiency mandates, changes in customers’ demand for power, including but not limited to, changes resulting from the implementation of state and federal energy efficiency mandates, the ability to accomplish or realize anticipated benefits from strategic goals (including employee workforce initiatives), the ability to improve electric commodity margins and the impact of, among other factors, the increased cost of coal and coal transportation on such margins and the ability to experience growth in the distribution business, the changing market conditions that could affect the value of assets held in FirstEnergy’s nuclear decommissioning trusts, pension trusts and other trust funds, and cause FirstEnergy to make additional contributions sooner, or in amounts that are larger than currently anticipated, the ability to access the public securities and other capital and credit markets in accordance with FirstEnergy’s financing plan and the cost of such capital, changes in general economic conditions affecting the company, the state of the capital and credit markets affecting the company, interest rates and any actions taken by credit rating agencies that could negatively affect FirstEnergy’s access to financing or its costs and increase its requirements to post additional collateral to support outstanding commodity positions, letters of credit and other financial guarantees, the continuing uncertainty of the national and regional economy and its impact on the company’s major industrial and commercial customers, issues concerning the soundness of financial institutions and counterparties with which FirstEnergy does business, issues arising from the recently completed merger of FirstEnergy and Allegheny Energy, Inc. and the ongoing coordination of their combined operations, including FirstEnergy’s ability to maintain relationships with customers, employees or suppliers as well as the ability to successfully integrate the businesses and realize cost savings and any other synergies and the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect and the risks and other factors discussed from time to time in FirstEnergy’s Securities and Exchange Commission filings, and other similar factors. Dividends declared from time to time on FirstEnergy’s common stock during any annual period may in aggregate vary from the indicated amount due to circumstances considered by FirstEnergy’s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy, or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency.  Each rating should be evaluated independently of any other rating. The foregoing review of factors should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy’s business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy expressly disclaims any current intention to update any forward-looking statements contained herein as a result of new information, future events, or otherwise.

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